Exhibit (h)(5)(b)

AMENDMENT #41 dated as of June 22, 2017, to Agency Services Agreement between JPMorgan Chase Bank, N.A. (“Bank”) and ProShares Trust, dated as of June 13, 2006 (the “Agreement”), as amended from time to time.

The following is the list of funds for which Bank shall provide services in accordance with the Agreement. This below list replaces in its entirety Exhibit A to the Agreement. Except as amended hereby, all other terms and conditions of the Agreement remain unchanged and the Agreement shall remain in full force and effect.

EXHIBIT A - LIST OF PROSHARES ETF SERIES

1. ProShares Short S&P500

2. ProShares Short QQQ

3. ProShares Short Dow30

4. ProShares Short MidCap400

5. ProShares UltraShort S&P500

6. ProShares UltraShort QQQ

7. ProShares UltraShort Dow30

8. ProShares UltraShort MidCap400

9. ProShares Ultra S&P500

10. ProShares Ultra QQQ

11. ProShares Ultra Dow30

12. ProShares Ultra MidCap400

13. ProShares Ultra SmallCap600

14. ProShares Ultra Russell2000

15. ProShares Short SmallCap600

16. ProShares Short Russell2000

17. ProShares UltraShort SmallCap600

18. ProShares UltraShort Russell2000

19. ProShares Ultra Basic Materials

20. ProShares Ultra Consumer Goods

21. ProShares Ultra Consumer Services

22. ProShares Ultra Financials

23. ProShares Ultra Health Care

24. ProShares Ultra Industrials

25. ProShares Ultra Oil & Gas

26. ProShares Ultra Real Estate

27. ProShares Ultra Semiconductors

28. ProShares Ultra Technology

29. ProShares Ultra Utilities

30. ProShares UltraShort Basic Materials

31. ProShares UltraShort Consumer Goods

32. ProShares UltraShort Consumer Services

33. ProShares UltraShort Financials

34. ProShares UltraShort Health Care

35. ProShares UltraShort Industrials

36. ProShares UltraShort Oil & Gas

37. ProShares UltraShort Real Estate

38. ProShares UltraShort Semiconductors

39. ProShares UltraShort Technology

40. ProShares UltraShort Utilities

41. ProShares Ultra Russell1000 Value

42. ProShares Ultra Russell1000 Growth

43. ProShares Ultra Russell MidCap Value

44. ProShares Ultra Russell MidCap Growth

45. ProShares Ultra Russell2000 Value

46. ProShares Ultra Russell2000 Growth

47. ProShares UltraShort Russell1000 Value

48. ProShares UltraShort Russell1000 Growth

49. ProShares UltraShort Russell MidCap Value

50. ProShares UltraShort Russell MidCap Growth

51. ProShares UltraShort Russell2000 Value

52. ProShares UltraShort Russell2000 Growth

53. ProShares Short MSCI Emerging Markets

54. ProShares Short MSCI EAFE

55. ProShares UltraShort MSCI Emerging Markets

56. ProShares UltraShort MSCI Japan

57. ProShares UltraShort MSCI EAFE

58. ProShares UltraShort FTSE China 50

59. ProShares UltraShort 7-10 Year Treasury

60. ProShares UltraShort 20+ Year Treasury

61. ProShares Ultra FTSE China 50

62. ProShares Ultra MSCI Japan

63. ProShares Ultra Telecommunications

64. ProShares UltraShort Telecommunications

65. ProShares Short Financials

66. ProShares Short Oil & Gas

67. ProShares Ultra MSCI EAFE

68. ProShares Ultra MSCI Emerging Markets

69. ProShares Ultra Russell3000

70. ProShares UltraShort Europe

71. ProShares UltraShort MSCI Pacific ex-Japan

72. ProShares UltraShort MSCI Brazil Capped

73. ProShares UltraShort MSCI Mexico Capped IMI

74. ProShares UltraShort Russell3000

75. ProShares Large Cap Core Plus

76. ProShares UltraPro S&P500

77. ProShares UltraPro Short S&P500

78. ProShares Short 20+ Year Treasury

79. ProShares Ultra 7-10 Year Treasury

80. ProShares Ultra 20+ Year Treasury

81. ProShares UltraPro Dow30

82. ProShares UltraPro MidCap400

83. ProShares UltraPro Russell2000

84. ProShares UltraPro QQQ

85. ProShares UltraPro Short Dow30

86. ProShares UltraPro Short MidCap400

87. ProShares UltraPro Short Russell2000

88. ProShares UltraPro Short QQQ

89. ProShares Short Basic Materials

90. ProShares Short Real Estate

91. ProShares Short FTSE China 50

92. ProShares Ultra Nasdaq Biotechnology

93. ProShares UltraShort Nasdaq Biotechnology

94. ProShares Ultra S&P Regional Banking

95. ProShares Short S&P Regional Banking

96. ProShares Ultra Europe

97. ProShares Ultra MSCI Pacific ex-Japan

98. ProShares Ultra MSCI Brazil Capped

99. ProShares Ultra MSCI Mexico Capped IMI

100. ProShares RAFI Long/Short

101. ProShares Hedge Replication ETF

102. ProShares UltraShort TIPS

103. ProShares Short High Yield

104. ProShares Short Investment Grade Corporate

105. ProShares Ultra Short 3-7 Year Treasury

106. ProShares Short 7-10 Year Treasury

107. ProShares Ultra High Yield

108. ProShares Ultra Investment Grade Corporate

109. ProShares German Sovereign/Sub-Sovereign ETF

110. ProShares UltraPro 10 Year TIPS/TSY Spread

111. ProShares UltraPro Short 10 Year TIPS/TSY Spread

112. ProShares 30 Year TIPS/TSY Spread

113. ProShares Short 30 Year TIPS/TSY Spread

114. ProShares UltraPro MSCI Emerging Markets

115. ProShares UltraPro Short MSCI Emerging Markets

116. ProShares UltraPro 20+ Year Treasury

117. ProShares UltraPro Short 20+ Year Treasury

118. ProShares USD Covered Bond

119. ProShares UltraPro Financial Select Sector

120. ProShares UltraPro Short Financial Select Sector

121. ProShares Merger ETF

122. ProShares Global Listed Private Equity ETF

123. ProShares High Yield Interest Rate Hedged

124. ProShares S&P 500 Dividend Aristocrats ETF

125. ProShares Investment Grade – Interest Rate Hedged

126. ProShares Short Term USD Emerging Markets Bond ETF

127. ProShares DJ Brookfield Global Infrastructure ETF

128. ProShares CDS North American HY Credit ETF

129. ProShares CDS Short North American HY Credit ETF

130. ProShares CDS North American IG Credit ETF

131. ProShares CDS Short North American IG Credit ETF

132. ProShares MSCI EAFE Dividend Growers ETF

133. ProShares MSCI Emerging Markets Dividend Growers ETF

134. ProShares Morningstar Alternatives Solution ETF

135. ProShares USD Emerging Markets Bond – Interest Rate Hedged

136. ProShares Russell 2000 Dividend Growers ETF

137. ProShares S&P Midcap 400 Dividend Aristocrats ETF

138. ProShares Ultra Gold Miners

139. ProShares Ultra Junior Miners

140. ProShares UltraShort Gold Miners

141. ProShares UltraShort Junior Miners

142. ProShares UltraPro Nasdaq Biotechnology

143. ProShares UltraPro Short Nasdaq Biotechnology

144. ProShares Ultra Oil & Gas Exploration & Production

145. ProShares UltraShort Oil & Gas Exploration & Production

146. ProShares Ultra Homebuilders & Supplies

147. ProShares UltraShort Homebuilders & Supplies

148. ProShares Hedged FTSE Europe ETF

149. ProShares Hedged FTSE Japan ETF

150. ProShares MSCI Europe Dividend Growers ETF

151. ProShares S&P 500 Ex-Energy ETF

152. ProShares S&P 500 Ex-Financials ETF

153. ProShares S&P 500 Ex-Health Care ETF

154. ProShares S&P 500 Ex-Technology ETF

155. ProShares Managed Futures Strategy ETF

156. ProShares UltraPro China A Shares

157. ProShares UltraShort China A Shares

158. ProShares K-1 Free Crude Oil Strategy ETF

159. ProShares Equities for Rising Rates ETF

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year set forth above.

PROSHARES TRUST

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory Cook
Name:	Gregory Cook
Title:	Executive Director

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